UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

37th Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On September 28, 2020, H-Cyte, Inc. (the “Company”) entered into an employment agreement with Robert Greif to act as Chief Executive Officer and President of the Company (the “Employment Agreement”). The Employment Agreement is for an initial one year term and provides that Mr. Greif will receive an annual salary of $400,000 per year. In addition, Mr. Greif shall be entitled to a $30,000 signing bonus upon execution and and shall be entitled to a bonus of $50,000 at the end of year one. If the Employment Agreement continues for additional years, he will be entitled to an annual bonus of up to 50% of his annual salary based on the achievement of certain performance objectives and other discretionary factors to be determined by the Board. In addition, Mr. Greif will be entitled to receive options to purchase common stock of the Company equal to 3% of the Company’s outstanding equity under the Company’s stock incentive plan. The Company and Mr. Greif expect to negotiate the terms of such option grant over the next 90 days. The Employment Agreement contains customary non-compete and non-solicitation provisions. The foregoing summary description of the Employment Agreement is subject to the terms of the actual Employment Agreement which is attached as Exhibit 10.1 hereto and is incorporated herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2020, the Company appointed Mr. Greif as its Chief Executive officer and President. See disclosure in Item 1.01 with respect to the terms of Mr. Greif’s employment. Below is a biography of Mr. Greif.

Mr. Greif is 55 years old. Prior to joining the Company, Mr. Greif was the Chief Commercial Officer and business development Leader at Axos Bio, Inc. from February 2019 to November 2019. At Axos, Mr. Greif built the north American commercial organization in preparation for the launch of a fist-in-class immunomodulatory. Prior to joining Atox, Mr. Greif led the commercial operations of rEvo Biologics, Inc., an orphan disease biotechnology company from May 2011 to February 2019. He also held a variety of business unit and commercial leadership roles at United health Group Incorporated, Boehringer Ingelheim Group and Sanofi SA. The Company believes that Mr. Greif’s strong track record leading high-growth pharmaceutical and biotech businesses makes him qualified to serve in his role with the Company.

On September 29, 2020, Ann Miller resigned as the Company’s Chief Operating Officer.

On September 29, 2020, Mr. William Horne resigned as the Company’s Chief Executive Officer and President.

Item 7.01 Regulation FD disclosure.

On September 29, 2020, the Company issued a press release disclosing the new employment agreement and the departure of Ms. Miller and Mr. Horne. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated September 28, 2020 by and between the Company and Robert Greif
99.1	Press Release dated September 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, Inc.

Date: September 29, 2020	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer